EXHIBIT 99.5 – PRESS RELEASE ISSUED JUNE 6, 2003

PRESS RELEASE

ELECTRONIC SYSTEMS TECHNOLOGY INC
415 N. QUAY STREET
KENNEWICK WA 99336
509-735-9092 (O)
509-783-5475 (FAX)

ELECTRONIC SYSTEMS TECHNOLOGY ANNOUNCES CASH DISTRIBUTION

KENNEWICK, WASHINGTON --- June 6, 2003 --- Electronic Systems Technology, Inc. (EST) (OTCBB: ELST), the manufacturer of ESTeem wireless modems, today announced the Company will issue a one-time, noncumulative, cash distribution to shareholders of record as of June 27, 2003. The distribution will be in the amount of $0.015 per share of common stock for a total amount of $76,480.00, and will be completed by July 16, 2003.

ABOUT EST

Electronic Systems Technology, Inc., a publicly held Company since 1984, was the first to develop the wireless modem and receive the United States and Canadian patents for the technology, has established the ESTeem wireless modem products as a standard for industrial control, federal applications and public safety applications in over 7,000 wireless radio networks worldwide. For more information visit our company web site at www.esteem.com.

This press release may contain forward-looking statements. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from such forward-looking statements as a results of risks and uncertainties, including those described in EST’s 2002 Form 10-KSB and other reports filed with the Securities and Exchange Commission.

Contact EST for more details, market@esteem.com, or 509-735-9092.